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                             NORD RESOURCES CORPORATION

                   TRUST AGREEMENT FOR KEY EXECUTIVES AS RESTATED

                                    July 7, 1995

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                                 TABLE OF CONTENTS
                                                              Page
                                                              ----

ARTICLE I     Name of Trust..................................   2

              1.l  Name......................................   2
              1.2  Purpose...................................   2

ARTICLE II    Definitions....................................   2

ARTICLE III   Payments to Executives Pursuant to
                the Executive Agreements.....................   4

              3.1  Payments..................................   4
              3.2  Order of Payments..........................  4

ARTICLE IV    Payment Schedules under Executive
                Agreements...................................   5

              4.1  Payment Schedules.........................   5
              4.2  Modified Payment Schedules................   5
              4.3  Resolution of Disputes as to
                    Payment Schedules........................   5
              4.4  Records...................................   6
              4.5  Withholdings..............................   6
              4.6  Further Assurances........................   6
              4.7  Distributions in the Event
                    of Taxability............................   6

ARTICLE V     The Trust Fund; Separate Accounts; And
                Funding......................................   7

              5.1  Receipt and Holding of the Trust
                    Fund.....................................   7
              5.2  Funding of Trust..........................   7
              5.3  Allocation of Contributions...............   8
              5.4  Maintenance of Separate
                    Accounts.................................   8
              5.5  Trust Gains and Losses....................   8
              5.6  Reallocation of Separate
                    Account Balances.........................   9
              5.7  Additional Funding; Excess Assets.........   9
              5.8  Release of Trust Funds Unless
                    Change of Control Occurs.................  10
              5.9  Transfer to Another Trustee...............  10

ARTICLE VI    Status of Trust and Trustee Responsibility
                When Company is Insolvent....................  11

              6.1  Grantor Trust.............................  11
              6.2  Cessation  of  Payments  and  Insolvency..  11
              6.3  Subject to Claims of Creditors
                    of the Company...........................  11


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ARTICLE VII   The Trustee's Accounting.......................  12

              7.1  Books and Records.........................  12
              7.2  Trustee's Report..........................  12
              7.3  Additional Reports........................  13
              7.4  Availability of Reports
                    to the Executives........................  13

ARTICLE VIII  Administration of the Trust Fund...............  13

              8.1  Ownership and Investment
                    of the Trust Fund........................  13
              8.2  Powers of the Trustee.....................  13
              8.3  Situs of Assets...........................  15
              8.4  Entire Agreement..........................  15

ARTICLE IX    Relating to the Trustee........................  15

              9.1  Liability of the Trustee..................  15
              9.2  Obligations under Law.....................  16
              9.3  Bond......................................  16
              9.4  Compensation..............................  16
              9.5  Indemnification...........................  16
              9.6  Acceptance................................  16

ARTICLE X     Missing Persons; Incapacitated Executives;
                Directions; and Notices......................  16

              10.1 Missing Persons...........................  16
              10.2 Incapacitated Executives..................  17
              10.3 Form......................................  17
              10.4 Proof of any Matter.......................  17
              10.5 Absence of Directions.....................  17

ARTICLE XI    Resignation or Removal of Trustee..............  17

              11.1 Successor Trustee.........................  17
              11.2 Final Account.............................  17
              11.3 Transfer and Discharge....................  18
              11.4 Effective Date of Appointment
                    of Successor Trustee.....................  18
              11.5 Merger or Consolidation...................  18

ARTICLE XII   Protection for Third Persons...................  18

              12.1 Protection for Third Persons..............  18

ARTICLE XIII  Termination; Amendment; and Waiver.............  18

              13.1 Termination...............................  18
              13.2 Amendment and Waiver......................  18

ARTICLE XIV   General Provisions.............................  19


                                        -ii-


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              14.1  Ohio Trust...............................   19
              14.6  Nonalienation of Benefits................   19
              14.3  Severability.............................   19
              14.4  Arbitration..............................   19
              14.5  Notices..................................   19
              14.6  Trust Beneficiaries......................   20
              14.7  Headings.................................   20
              14.8  Counterparts.............................   20

Schedule A    Payment Schedule

Schedule B-1  Restated Deferred Compensation Agreement between the Company and Edgar F. Cruft dated May 10, 1989.

Schedule B-2  Restated Deferred Compensation Agreement between the Company and Terence H. Lang dated May 10, 1989.

Schedule B-3  Restated Deferred Compensation Agreement between the Company and Richard L. Steinberger dated May 10, 1989.

Schedule C    List of Life Insurance Policies

                              NORD RESOURCES CORPORATION

                    TRUST AGREEMENT FOR KEY EXECUTIVES AS RESTATED


           THIS TRUST AGREEMENT FOR KEY EXECUTIVES (the "Trust") is entered into this 7th day of July 1995 by NORD RESOURCES CORPORATION, a Delaware corporation, as grantor (the "Company"), and National City Bank, Dayton, as trustee (the "Trustee"), and is a complete restatement, including all amendments, of the Trust Agreement for Key Executives established by the Company on May 10, 1989.

           (A) As of May 10, 1989, the Company entered into separate Restated Deferred Compensation Agreements (the "Executive Agreements") with
     Edgar F. Cruft, Terence H. Lang, and Richard L. Steinberger (the "Executives") pursuant to which the Company is obligated to make deferred payments to the Executives;

           (B) The Executive Agreements are not funded or otherwise secured, and the Company by this Trust desires to provide further assurance to the Executives that such deferred payments will be timely made when due by depositing with the Trustee, subject only to the claims of the Company's existing or future general creditors in the event of the Companv's Insolvency as defined at Section 6.2, assets for use in making such deferred payments;

           (C) The Company desires to establish a separate account (the "Separate Accounts") for each of the Executives under this Trust in order to provide a source of funds for the payments to be made on behalf of the Company to each Executive in accordance with his Executive Agreement;

           (D) The Company desires that the Trustee commingle the Trust assets for investment purposes;

           (E) The Company desires that upon satisfaction of all liabilities of the Company to all Executives under the Executive Agreements, any assets remaining in the Trust shall be transferred to the Company; and

           (F) It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Executive Agreements as unfunded plans maintained for the purpose of providing deferred compensation for former executives of the Company for purposes of Title I of the Employee Retirement Income Security Act of 1974.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                      ARTICLE I

                                    NAME OF TRUST

         1.1  NAME.  This Trust may be referred to as the "Nord
Resources Corporation Trust Agreement As Restated for Key
Executives."

         1.2 PURPOSE. This Trust is established for the purposes set forth in Preambles A through E to this Trust.

                                      ARTICLE II

                                     DEFINITIONS

         The following terms used in this Trust shall have the following meanings:

         A.   "Board" means the Board of Directors of the Company.

         B.   "Change of Control" shall mean and be deemed to have occurred if
(i) any "person" (as such term is defined in Sections 13(d) of the Exchange Act) other than the Company or an entity then controlled by the Company is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities except, however, in determining whether the 20% threshold has been attained by a particular person, any voting securities of the Company which such person acquires directly from the Company (other than pursuant to a stock dividend or split) shall not be taken into consideration in calculating such person's percentage of ownership of the voting power of the Company; (ii) any "person" (as such term is defined at Section 13(d) of the Securities Exchange Act of 1934) other than the Company or an entity then controlled by the Company is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, including securities such person may have acquired directly from the Company; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for the election by the Company's shareholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period; (iv) the company merges or consolidates with another corporation and an entity controlled by the Company immediately prior to the merger or consolidation is not the surviving entity or if the Company is the surviving entity, holders of 80% or more of the voting power of the Company immediately prior to the merger or consolidation do not own, immediately after the merger or consolidation, 65% or more of the voting power of the surviving entity; or (v) a sale, lease,

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exchange, or other disposition of all or substantially all of the assets of the
Company takes place.

         C. "Company" means Nord Resources Corporation, a Delaware corporation, and any successor to such entity.

         D. "Executive Agreements" means the separate Restated Deferred Compensation- Agreements the Company entered into as of May 10, 1989 with Edgar
F. Cruft, Terence H. Lang, and Richard L. Steinberger, as each of the same may be amended from time to time, or when separately referred to, the "Executive Agreement."

         E.   "Executive" means, in addition to Edgar F. Cruft, Terence H.
Lang, and Richard L. Steinberger, a beneficiary who succeeded to the interest of an Executive in accordance with an Executive Agreement.

         F.   "Fiscal Year" means the fiscal year of the Company.

         G.   "Insolvency" shall have the meaning ascribed to it at Section
6.2.

         H. "Life Insurance Policies" shall have the meaning ascribed to it at Section 5.2.

         I. "Payment Schedule" shall have the meaning ascribed to it at Section 4.1.

         J. "Potential Change of Control, means and shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control of the Company, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control of the Company, (iii) any person increases his beneficial ownership of the combined voting power of the Company's then outstanding securities by 5% or more over the percentage so owned by such person on the date hereof, and after such increase, is the beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of such securities; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control of the Company has occurred.

         K.   "Separate Account" shall have the meaning ascribed to it at
Section 5.3.

         L.   "Trust" means the trust created by this agreement.

         M.   "Trust Fund" shall have the meaning ascribed to it at
Section 5.1.

         N. "Trustee" means any trustee from time to time serving as the trustee of the Trust.

                                     ARTICLE III

                                PAYMENTS TO EXECUTIVES
                         PURSUANT T0 THE EXECUTIVE AGREEMENTS

         3.1  PAYMENTS.  Except as otherwise provided at Section
3.2 or 6.2, the Trustee shall, on behalf of the Company and out of the Trust Fund, make payments to the Executives required under the Executive Agreements in accordance with Payment Schedules delivered to the Trustee pursuant to Article
IV. Payments are to be made from, and charged to the Separate Account of the Executive, to whom payment is made as more fully set forth at Article V. The Company shall continue to be liable to make such payments to the Executives required under the terms of the Executive Agreements to the extent such payments have not been made out of the Trust Fund or otherwise by the Company. Payments made from Trust assets to the Executives in respect of the Executive Agreements pursuant to Article IV shall, to the extent of such payments, satisfy the Company's obligation to pay benefits to such Executives under the Executive Agreements.

         3.2 ORDER OF PAYMENTS. If, at the time a payment is due and payable to an Executive, the Separate Account of the Executive to whom payment is due is not credited with an amount at least equal to the amount last determined under accepted actuarial principles to be necessary to fund fully the amount payable to such Executive under his Executive Agreement, then the particular payments (and any subsequent payments when such a condition exists) shall be made by the Company directly to the Executive rather than by the Trust. It is the intention of the parties hereto that the Trust Fund shall be utilized for payments only when the Separate Account of the Executive to whom payment is due shall contain sufficient assets to cover the Company's anticipated payment obligations (as described in the preceding sentence) to the particular Executive. Should the Company, in the circumstances described in the first sentence of this Section 3.2, fail to make required payment or payments directly to the Executive, then
(i) the Company shall be deemed to be in breach of the Executive Agreement and the Trust; (ii) the Trustee shall make the payments the Company failed to make from the Separate Account of the affected Executive; and (iii) the Trustee, if instructed by the affected Executive, shall bring an action against the Company seeking a Court order directing the Company to make the payments required to be made by it under this Section 3.2 and directing the Company to contribute to the Trust in a lump sum an amount equal to the amount of Trust Funds that were withdrawn from the Separate Account of the affected Executive to make the payments which the Company should have made directly to the Executive as provided in this Section 3.2.

                                      ARTICLE IV

                     PAYMENT SCHEDULES UNDER EXECTIVE AGREEMENTS

         4.1 PAYMENT SCHEDULES. The Company has listed on Schedule A hereto certain information concerning each of the Executives and the payment obligations of the Company to each Executive under his respective Executive Agreement or such data and other information as is sufficient to calculate the payment obligation of the Company to the Executive (the "Payment Schedule"). The Company has attached to this Agreement, a true and accurate copy of each of the Executive Agreements as Schedules B-1, B-2 and B-3.

         4.2 MODIFIED PAYMENT SCHEDULES. Modified Payment Schedules shall be delivered by the Company to the Trustee and to each Executive (as it pertains to such Executive) upon the occurrence of any event, such as early retirement of an Executive, requiring a modification of the Payment Schedule. The Trustee shall make payments from the Trust assets to an Executive in accordance with the provisions of the Payment Schedule applicable to such Executive. In the event that an Executive reasonably believes that the Payment Schedule, as modified, does not properly reflect the amount payable to such Executive or the formula for determining such amount or the time of payment from the Trust in respect of his Executive Agreement, such Executive shall be entitled to deliver to the Trustee written notice (the "Executive's Notice") setting forth payment instructions for the amount the Executive believes is payable under the relevant terms of his Executive Agreement. The Executive shall also deliver a copy of the Executive's Notice to the Company within three (3) business days of the delivery to the Trustee. The Trustee shall promptly confirm with the Company that the Company has received a copy of the Executive's Notice and unless the Trustee receives written objection from the Company within thirty (30) business days after the Trustee has confirmed the Company's receipt of the Executive's Notice, the Trustee shall make payment in accordance with the payment instructions set forth in the Executive's Notice unless the Trustee in its reasonable judgment believes the payment instructions provided in the Executive's Notice are incorrect. If a dispute arises between or among the Company, the Executive or the Trustee as to the accuracy of a Payment Schedule, the dispute shall be resolved by the Trustee in accordance with the provisions of Section 4.3.

         4.3 RESOLUTION OF DISPUTES AS TO PAYMENT SCHEDULES. Upon being notified by the Company or an Executive that a dispute exists with respect to the Payment Schedule pertaining to an Executive or upon the Trustee determining that a Payment Schedule is incorrect, the Trustee shall, as soon as practicable, reach its own independent determination as to the Executive's entitlement to payments under his Executive Agreement. With respect to payment of benefits under the Executive Agreement, the Trustee shall, in its sole discretion, make such additional inquires and take such additional measures as it deems necessary in order to enable it to establish a true and accurate Payment Schedule setting forth the specific payment obligations of the Company to the Executive under his Executive Agreement. Such additional inquiries and measures to determine a true and accurate Payment Schedule may include interviewing appropriate persons, requesting affidavits, and reviewing Company records. The Trustee may also engage its own counsel or other experts to assist in establishing a true and accurate Payment Schedule.

         4.4 RECORDS. The Company shall keep true and accurate books and records with respect to its obligations to the Executives under the Executive Agreements and shall provide such information and access to such books and records to the Trustee at such time or times as the Trustee shall reasonably request. If at any time the Company fails or refuses to give the Trustee data or information it requests or to provide the Trustee access to such books and records, the Trustee shall be entitled to make such estimates or assumptions as it deems reasonable in order to establish a true and accurate Payment Schedule.

         4.5 WITHHOLDINGS. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Executive Agreements and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

         4.6 FURTHER ASSURANCES. The Trustee shall, at any time and from time to time, administer this Trust as may be necessary or proper to effectuate the purposes of this Trust. If the Trustee receives an unqualified opinion of tax counsel selected by the Trustee, which opinion states that the Executives are subject to Federal income tax on amounts held in Trust prior to the distribution to the Executives of such amounts, the Trustee shall, to the extent practicable, take such action and administer the Trust Fund in such a manner so as to prevent the Trust Fund from being immediately taxable income to the Executives before making any distributions pursuant to Section 4.7, provided that the Trustee shall not return any portion of the Trust Fund to the Company.

         4.7 DISTRIBUTIONS IN THE EVENT OF TAXABILITY. In the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that the Executives or any particular Executive, is subject to Federal income taxation on amounts held in the Trust prior to the distribution to the Executives or Executive of such amounts and no curative action is available under Section 4.6, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to each Executive the portion of the Trust assets includable in such Executive's Federal gross income, provided as a condition of receiving such payment the Executive receiving such payment delivers to the Trustee a written agreement stating that the payment being made is in satisfaction of the obligations of the Company due to him in respect of which the payment is made, after taking into consideration that such payment is being made prior to the required distribution date, and the Company concurs in such agreement which concurrence shall not be unreasonably withheld.

                                      ARTICLE V

                    THE TRUST FUND; SEPARATE ACCOUNTS; AND FUNDING

          5.1 RECEIPT AND HOLDING OF THE TRUST FUND. The Trustee will accept and hold all contributions and all insurance contracts, insurance policies and other property transferred and delivered to the Trustee by the Company or at the Company's direction. All contributions and property received by the Trustee, plus income and appreciation, constitute the trust fund (the "Trust Fund") .

          5.2 FUNDING OF TRUST. The Trust shall be funded with respect to the Company's obligations under the Executive Agreements as follows: (i) on the date this Trust is established, the Company shall transfer and assign to the Trustee ownership of six life insurance policies issued by Provident Life & Accident Insurance Company, specifically, Policy Nos. 1275185 and 1275192, insuring the life of Edgar F. Cruft (the "Cruft Policies"); Policy Nos. 1275174 and 1275176 insuring the life of Terence H. Lang (the "Lang Policies"); Policy Nos. 1275177 and 1275180 insuring the life of Richard L. Steinberger (the "Steinberger Policies") (collectively, the "Life Insurance Policies"); (ii) the Company shall contribute to the Cruft Separate Account (as defined at Section 5.3(a))$5900,000 in cash on July 7, 1995, an additional $650,000 in cash on or before July 31, 1996, and an additional $650,000 in cash on or before July 31, 1997, provided, however, no such contribution shall be required if at the time of any such contribution the amount held in the Cruft Separate Account exceeds the amount determined under accepted actuarial principles to be necessary to fund fully the present value of the amount payable to Edgar F. Cruft under the Cruft Executive Agreement; (iii) thereafter and prior to a Potential Change of Control, the Company may deliver to the Trustee additional contributions of cash and property as the Company shall from time to time determine, and (iv) upon the occurrence of a Potential Change of Control, such additional cash or property determined under accepted actuarial principles to be necessary to fund fully the present value of the amounts payable to the Executives under the Executive Agreements in accordance with the Payment Schedules.

          5.3 ALLOCATION OF CONTRIBUTIONS. Cash, property, and Life Insurance Policies, and proceeds of Life Insurance Policies shall be allocated by the Trustee to separate accounts established under this Trust in the name of each Executive as set forth in this Section 5.3 (the "Separate Accounts"):

          (a) The original contribution of Life Insurance Policies to the Trust pursuant to Section 5.2(i) shall be allocated to the Separate Accounts, as follows: (i) the Cruft Policies shall be allocated to the Separate Account of Edgar F. Cruft (the "Cruft Separate Account") ; (ii) the Lang Policies shall be allocated to the Separate Account of Terence H. Lang (the "Lang Separate Account"); and (iii) the Steinberger Policies shall be allocated to the Separate Account of Richard L. Steinberger (the "Steinberger Separate Account");

          (b) Cash contributions to the Cruft Separate Account pursuant to Section 5.2(ii) shall be credited to the Cruft separate Account;

          (c)  Contributions to the Trust pursuant to Sections
     5.2(iii) or 5.2(iv) shall be allocated to the Separate
     Accounts as follows:

               (i) First, to the Separate Accounts of those Executives for whom the estimated present value of unpaid payment obligations of the Company to the Executives under their Executive Agreements exceeds the account balance of the Separate Accounts of such Executives in an amount equal to the total of such excesses (or the amount of such subsequent contribution if less), with such allocations made in the ratio that such excesses in respect of each such Separate Account bears to the total of such excesses of all such Separate Accounts; and

              (ii) Next, there shall be allocated that amount necessary to equalize the Separate Accounts of all Executives so that the ratio of the estimated present value of unpaid payment obligations of the Company to a particular Executive to the account balance of the Separate Account for such Executive is, to the extent practicable, the same for all Separate Accounts of the Executives.

          5.4 MAINTENANCE OF SEPARATE ACCOUNTS. The Separate Accounts of the Executives shall be credited with the following items as indicated below:

          (a)  the full amount of the proceeds of Life insurance
     Policies payable to the Trust upon the death of a particular
     Executive shall be credited to Separate Account of such Executive;

          (b)  the cash contributions to the Cruft Separate Account pursuant to
     Section 5.2(ii) shall be credited to the Cruft Separate Account;

          (c) the allocable share of contributions as provided in Section 5.2(iii) or 5.2(iv);

          (d)  the allocable share of Trust Fund income and gains as provided in
     Section 5.5; and

          (e) the allocable share of Separate Account reallocations as provided in Section 5.6.

          The Separate Accounts of the Executives shall be charged with the following items:

          (a)  any payments to the Executive from the Trust;

          (b) the allocable share of expenses and losses of the Trust as provided in Section 5.5; and

          (c) the allocable share of excess asset transfers to the Company as provided in Section 5.7.

          All payments to an Executive in respect of his Executive Agreement shall be charged solely to the Separate Account of the Executive.

          5.5 TRUST GAINS AND LOSSES. Income, gains, expenses and losses of the Trust shall be allocated among the Separate Accounts annually. Such amounts shall be allocated ratably to the Separate Accounts in the ratio that the prior fiscal year-end account balance of a particular Separate Account bears to the account balances of all Separate Accounts.

          5.6 REALLOCATION OF SEPARATE ACCOUNT BALANCES. When all of the Company's payment obligations to an Executive under his Executive Agreement have been satisfied, any balance remaining in the Separate Account of such an Executive shall be reallocated among the Separate Accounts of the other Executives who are still entitled to payments under their Executive
Agreements.

          5.7 ADDITIONAL FUNDING; EXCESS ASSETS. If Trust Funds have been delivered to the Trustee pursuant to Section 5.2(iv) and the Trust Funds delivered to the Trustee pursuant to Section 5.2(iv) have not been released to the Company pursuant to Section 5.8, then the Company shall, as soon as practicable after the end of each Fiscal Year, recalculate the amount determined under accepted actuarial principles to be necessary to fund fully the present value of the amounts payable to the Executives under the Executive Agreements and in accordance with the Payment Schedules for the Executives delivered to the Trustee pursuant to Sections 4.1 and 4.2 (herein referred to as the "Aggregate Payment Obligation"). If the Aggregate Payment Obligation exceeds the fair market value of the Trust assets at the end of the most recently completed Fiscal Year, then there exists a funding deficiency to the extent of such excess; and the Company shall by no later than 90 days after the end of such Fiscal Year contribute to the Trustee additional cash, property, or any combination of the foregoing having a fair market value equal to the amount of the funding deficiency. If the fair market value of Trust assets at the end of the most recently completed Fiscal Year is more than 125% of the Aggregate Payment Obligation, then there is an overfunding to the extent of such excess; and the Trustee shall as soon as practicable after the determination that an overfunding exists distribute cash or other property, as the Trustee shall determine, having a fair market value equal to the amount by which the fair market value of Trust Assets exceeds 125% of the Aggregate Payment obligation (herein the "Excess Funds") to the Company. In such event, the distribution of the Excess Funds shall be charged ratably to each Separate Account in which the account balance exceeds 125% of the estimated present value of the Company's payment obligation to the Executive, in the ratio that the excess so determined for each Separate Account bears to the Excess Funds.

          5.8 RELEASE OF TRUST FUNDS UNLESS CHANGE OF CONTROL OCCURS. Any funds delivered to the Trustee pursuant to Section 5.2(iv) because of the occurrence of a Potential Change of Control shall be returned to the Company six-months after the date of such delivery, unless a Change of Control shall have occurred. Such initial six-month period shall be renewed for an additional six-month period, if any Potential Change of Control occurs during such initial six-month period. The Company shall notify the Trustee of the occurrence of a change of Control or Potential Change of Control, and the Trustee may rely on such notice or on any other actual notice satisfactory to the Trustee, of such a change or potential change which Trustee may receive. Notwithstanding the foregoing, the Trustee shall have no duty or obligation to make any independent determination that such a change or potential change has occurred.

          5.9 TRANSFER TO ANOTHER TRUSTEE. The Company may direct the Trustee to transfer the Trust Fund to a successor trustee as set forth in Section 11.1. The Trustee immediately will comply with that direction. When that transfer is completed, the Trustee will be relieved from all further obligations in connection with the Trust Fund.

                                      ARTICLE VI

                             STATUS OF TRUST AND TRUSTEE
                       RESPONSIBILITY WHEN COMPANY IS INSOLVENT

          6.1 GRANTOR TRUST. The Trust is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended. The Company intends the Trust to be treated as a grantor trust within the meaning of Section 671 of the Internal Revenue Code and all income attributable to the Trust Fund shall be reported by the Company. The Trust Fund shall at all times be subject to the claims of the creditors of the Company as set forth in Section 6.3.

          6.2 CESSATION OF PAYMENTS AND INSOLVENCY. The Trustee shall cease payment of benefits to Executives if the Company is insolvent. The Company shall be considered "Insolvent" for purposes of this Trust if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          6.3 SUBJECT TO CLAIMS OF CREDITORS OF THE COMPANY. At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Executives.

          (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Executives and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust shall in any way diminish any rights of Executives to pursue their rights as general creditors of the Company with respect to benefits due under the Executive Agreements or otherwise.

         (d) The Trustee shall resume the payment of benefits to Executives in accordance with this Trust only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (e) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 6.3 and subsequently resumes such payments, the first payments following such discontinuance shall include the aggregate amount of all payments due to Executives under the terms of the Executive Agreements for the period of such discontinuance, less the aggregate amount of any payments made to Executives by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.



                                     ARTICLE VII

                               THE TRUSTEE'S ACCOUNTING

         7.1 BOOKS AND RECORDS. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions in respect of the Trust Fund. Those accounts and related records may be inspected by any person designated by the Company. The Trustee shall retain those records and supporting data for the period required by law. All Trust assets may be commingled for purposes of investment.

         7.2 TRUSTEE'S REPORT. Within 60 days after the end of each Fiscal Year, the Trustee shall file a written report with the Company containing:

         (a) A description of investments, receipts, disbursements and other transactions effected by the Trustee during the most recently completed Fiscal Year;

         (b) An exact description of any asset transferred to the Trustee or transferred by the Trustee to any other person during such Fiscal Year;

         (c) An exact description of assets sold or purchased by the Trustee during such Fiscal Year, the cost of each item purchased and the net proceeds of each item sold;

         (d) An exact description of all assets held by the Trustee as of the close of business on the last day of such Fiscal Year, and the cost and fair market value of each item (other than Life Insurance Policies) determined as of the same date;

         (e)  The account balance of each Separate Account; and

         (f) Any other information required by law to be filed on behalf of the Trust.

         The information described in subsections (a), (b) and (c), above, may be given in the form of monthly or quarterly reports, if those reports, taken together, contain the required information.

         7.3  ADDITIONAL REPORTS. In addition to the report required under
Section 7.2 above, the Trustee shall make any interim reports reasonably requested by the Company.

         7.4 AVAILABILITY OF REPORTS TO THE EXECUTIVES. Any reports delivered to the Company pursuant to this Article VII shall be delivered to the Executive upon his written request to the Trustee, with a copy of such request being furnished to the Company by the Trustee.

                                     ARTICLE VIII

                           ADMINISTRATION OF THE TRUST FUND

         8.1 OWNERSHIP AND INVESTMENT OF THE TRUST FUND. The Trustee is the legal owner of all Trust Fund assets and, subject to this Article, shall invest and reinvest the Trust Fund. Any amounts reasonably necessary to meet contemplated payments or to be transferred from the Trust Fund may be deposited temporarily in the commercial department of any bank or trust company. The Trustee will not be liable for any interest on those deposits except for interest actually paid by the bank or trust company or, if the deposit is with the Trustee's own commercial department, interest at the legally permitted rate agreed to by the Trustee and the Company. Alternatively, the Trustee may make temporary deposits in governmental obligations, certificates of deposit, commercial paper, commercial paper master notes or a common trust fund maintained by the Trustee for temporary cash investments.

         8.2 POWERS OF THE TRUSTEE. Subject to this Article, Article 5 and Sections 9.1 and 9.2 and in addition to the powers generally given to trustees by law, the Trustee:

         (a) May own the Life Insurance Policies as Trust investments and take such action with respect to such policies as necessary to carry out the terms of the Trust, including but not limited to the payment of insurance premiums and the repayment of policy loans, but at any time that the Trustee determines that it is necessary to either borrow from the cash values of Life Insurance Policies or surrender the Life Insurance Policies, including without limitation partial surrenders of policy values, in order to raise funds to pay current or future benefits under the

    Executive Agreements, the Trustee shall give written notification to the Company stating its intention to borrow or surrender and the amount of such borrowing or surrender. Thereupon, the Company shall have thirty (30) days in which to contribute additional assets to the Trust in the amount stated in the Trustee's written notification, and the Trustee shall then refrain from making such loans or surrenders until such subsequent time(s), if any, that the Trustee determines that it is necessary to either borrow from the cash values of Life Insurance Policies or surrender Life Insurance Policies, whereupon the Trustee shall again give written notification of intention to borrow or surrender and the Company shall again have the right to make additional contributions of assets in the manner set forth above.

         (b) May invest and reinvest the Trust Fund (except as provided in subsection (a), above, with respect to Life Insurance Policies) in (i) obligations issued or guaranteed by the United States or by any person controlled or supervised by and acting as an instrumentality of the United States pursuant to authority granted by Congress; (ii) obligations issued or guaranteed by any state or political subdivision thereof having a rating equal to or higher than the current A rating classification of Moody's Investors Service, Inc. or the current A rating classification of Standard & Poor's Corporation, both of New York, New York, or their successors; (iii) commercial or finance paper of any corporation having a net worth of $50,000,000 and having a rating classification equal to or higher than the current P-1 rating classification of Moody's Investors Service, Inc. or the current A-1 rating classification of Standard & Poor's Corporation, both of New York, New York or their successors; (iv) bankers' acceptance drawn on and accepted by banks or trust companies organized under the laws of the United States of America or any state thereof, having a reported capital and surplus of at least $50,000,000 in dollars of the United States of America or bankers, acceptance drawn on and accepted by the Trustee; (v) certificates of deposit maturing within twelve months of the Trustee or of banks or trust companies, organized under the laws of the United States of America or any state thereof, having a reported capital and surplus of at least $50,000,000 in dollars of the United States of America and which has a rating at least equal to the rating required in
    (iii) above; and (vi) repurchase agreements collateralized with obligations described in (i) above; and (vii) money market funds the assets of which are of the types specified above; provided that any such investment or deposit is not prohibited by law.

         (c) May abandon, adjust, arbitrate, compromise, or otherwise settle any obligation or liability due to or from it as Trustee, including any tax claim, and/or enforce or contest any claim in legal or administrative proceedings. The Trustee shall not be required to contest any claim unless it has been indemnified against the costs and expenses of that action or unless available Trust Fund assets are sufficient to pay those expenses.

         (d) May compensate from the Trust Fund, agents, accountants, brokers and counsel (who may be counsel for the Company) and other assistants and advisors which it believes are necessary or desirable for the proper administration of the Trust Fund.

         (e) May temporarily deposit uninvested funds in a commingled temporary deposit medium maintained by the Trustee, which is composed of certificates of deposit or other obligations issued by the Trustee.

         (f) May do all other acts, not specifically mentioned above which are necessary to administer the Trust Fund and to carry out the purposes of the Trust.

         8.3 SITUS OF ASSETS. Except as permitted by law, the Trustee may not maintain in the Trust Fund any assets located outside the jurisdiction of the district courts of the United States.

         8.4 ENTIRE AGREEMENT. The Trustee will have only those powers, duties, or responsibilities set forth in this Agreement.

                                      ARTICLE IX

                               RELATING TO THE TRUSTEE

         9.1 LIABILITY OF THE TRUSTEE. The Trustee will exercise its powers and perform its duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with those matters would use in the conduct of an enterprise of a like character and with like aim. Except as provided with respect to Life Insurance Policies at Section 8.2(a), the Trustee also will diversify Trust Fund investments to minimize the risk of large loss unless under the circumstances the Trustee believes it clearly would be prudent not to diversify. Wherever this Trust Agreement provides that the Trustee must follow directions of the Company or that the Trustee has no duty or power concerning a matter, the Trustee will not be liable for any harm caused by a direction or lack of a direction or by any exercise or non-exercise of power by another unless:

         (a) the Trustee knowingly participates in or knowingly undertakes to conceal an act or omission of another fiduciary with respect to the Executive Agreements or the Trust; or

         (b) by the Trustee's failure to act in accordance with this Section, the Trustee has enabled another fiduciary to breach a fiduciary duty; or

         (c) the Trustee has knowledge of a breach of fiduciary duty which resulted in harm or injury and does not make reasonable efforts under the circumstances to remedy the breach.

         9.2 OBLIGATIONS UNDER LAW. Regardless of any general or specific power or authority granted to it, the Trustee may not engage in any transaction, exercise any power or perform any duty under this Trust in violation of the Internal Revenue Code, Employee Retirement Income Security Act, as amended, or any regulations or rulings issued under those laws.

         9.3 BOND. Unless required by law, the Trustee is not required to furnish bond for the faithful performance of its duties.

         9.4 COMPENSATION. The Trustee will be compensated reasonably as agreed to by the Company and the Trustee. That compensation and all reasonable expenses of administration will be paid directly by the Company. Upon failure of the Company to pay such compensation and expenses, the Trustee may satisfy such obligations out of the Trust Fund; in such event, the Company shall immediately upon demand by the Trustee deposit into the Trust Fund a sum equal to the amount paid from the Trust Fund for such compensation and expenses.

         9.5 INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred, including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Fund or income of the Trust (the "Indemnified Amounts"), arising out of or in connection with the performance by the Trustee of its duties hereunder provided the Indemnified Amounts do not arise out of, and are not connected with, a harm as to which the Trustee may be liable under Section 9.1. Any amount payable to the Trustee under this Section 9.5 and not previously paid by the Company shall be paid by the Company promptly upon demand therefor by the Trustee.

         9.6 ACCEPTANCE. The Trustee accepts the Trust established under this agreement on the terms and subject to the provisions set forth herein, and agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust.

                                      ARTICLE X

                      MISSING PERSONS; INCAPACITATED EXECUTIVES;
                               DIRECTIONS; AND NOTICES

         10.1 MISSING PERSONS. If any payment to be made by the Trustee to an Executive is not claimed or accepted by the Executive, the Trustee shall notify the Company. The Trustee shall not have any obligation to search for or ascertain the whereabouts of any Executive.

         10.2 INCAPACITATED EXECUTIVES. While a Executive who is entitled to a payment or distribution hereunder is under a legal disability or, in the Trustee's opinion, in any way is incapacitated so as to be unable to manage his financial affairs, the Trustee may make any required distribution to an Executive by making it (i) directly to the Executive, (ii) a legal guardian of the Executive, or (iii) in such other manner as the Trustee deems in the best interest of the Executive.

         10.3 FORM. All directions, notices, certifications and amendments to the Trust to be given by the Company will be in writing; if given by the Company, they will be signed on behalf of the Company.

         10.4 PROOF OF ANY MATTER. If required by the Trustee, any matter may be proved conclusively by certification by the Company. The Trustee also may accept or require any other or further evidence it believes to be sufficient or necessary.

         10.5 ABSENCE OF DIRECTIONS. If the Trustee believes that it must take action under this Trust, it may act in its sole discretion unless direction is provided under this Trust.

                                      ARTICLE XI
                          RESIGNATION OR REMOVAL OF TRUSTEE

         11.1 SUCCESSOR TRUSTEE. The Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company and each Executive specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Fund. The Company may at any time substitute a new trustee by giving thirty (30) days notice thereof to the Trustee then acting. The Trustee and any successor thereto appointed hereunder shall be a commercial bank or trust company which is not an affiliate of the Company, and which has equity in excess of $50,000,000.

         11.2 FINAL ACCOUNT. If the Trustee resigns or is removed, and unless the Company accepts without exception the Trustee's final account, the Trustee (or his representative) may settle its account either (a) by beginning an action to procure a judicial settlement or (b) by agreeing on a settlement with the Company.

         11.3 TRANSFER AND DISCHARGE. If a successor trustee is appointed, the Trustee will transfer the Trust Fund to the successor along with true copies of all relevant records reasonably requested by the successor. The Trustee also will execute all documents necessary to the transfer of the Trust Fund. When it has completed those actions, the Trustee will not be further accountable for any matters covered in its accounting.

         11.4 EFFECTIVE DATE OF APPOINTMENT OF SUCCESSOR TRUSTEE. Appointment of a successor trustee will be effective when it delivers to the Company and to the former trustee written acceptance of the appointment. When delivered, this Trust will be interpreted as if the successor trustee had been originally named Trustee. However, the successor trustee will not be liable or responsible for anything done or omitted in the administration of the Trust before its appointment.

         11.5 MERGER OR CONSOLIDATION. If the Trustee engages in a corporate reorganization, the resulting corporation automatically will be the Trustee's successor.

                                     ARTICLE XII

                             PROTECTION FOR THIRD PERSONS

         12.1 PROTECTION FOR THIRD PERSONS. In dealing with the Trustee, no one other than the Company is required to inquire into the Trustee's authority to take any action authorized by this Trust. Those persons may assume that the Trustee is authorized to take any action which it undertakes and will not be liable for any act done under written direction of the Trustee. Also, those persons may assume that the Trustee is authorized to receive any money or property paid to the Trustee, or paid under the Trustee's written direction. Written certification by the Company of the Trustee's name will be conclusive evidence that the Trustee is qualified to act as Trustee at the date of that certification.

                                     ARTICLE XIII

                          TERMINATION; AMENDMENT; AND WAIVER

         13.1 TERMINATION. This Trust shall be terminated upon the earliest of any of the following events: (i) the exhaustion of the Trust Fund; or (ii) the final payment of all amounts payable to all of the Executives pursuant to all of the Executive Agreements. Promptly upon termination of this Trust, any remaining portion of the Trust Fund shall be paid to the Company.

         13.2 AMENDMENT AND WAIVER. This Trust is irrevocable and may not be amended except by an instrument in writing signed on behalf of the parties hereto together with the written consent of the Executives whose Separate Accounts represent at least sixty-five percent (65%) of all amounts then held in the Trust except that in the event a proposed amendment relates to only one of the Executives, then the written consent of Executives required to adopt such an amendment shall mean the written consent of such Executive. The parties hereto, together with the consent of Executives having at least sixty-five percent (65%) of all amounts then held in the Trust credited to their Separate Accounts, may at any time waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto or an Executive to any such waiver shall be valid if set forth in an instrument in writing signed by or on behalf of such party or Executive. Notwithstanding the foregoing, any such amendment or waiver may be made by written agreement of the parties hereto without obtaining the consent of the Executives if such amendment or waiver does not, in the written opinion of qualified counsel addressed to the Company and the Trustee, adversely affect the rights of the Executives hereunder. No amendment or waiver relating to this Trust may be made which only affects a particular Executive unless such Executive has agreed in writing to such amendment or waiver.

                                     ARTICLE XIV

                                  GENERAL PROVISIONS

         14.1 OHIO TRUST. The Trust will be construed and enforced according to the laws of the State of Ohio and the United States.

         14.2 NONALIENATION OF BENEFITS. Benefits payable to Executives and their beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         14.3 SEVERABILITY. In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

         14.4 ARBITRATION. Any dispute between the Executives and the Company or the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder shall be determined exclusively by binding arbitration in Dayton, Ohio, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

         14.5 NOTICES. Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

    If to the Company:       Nord Resources Corporation
                             8150 Washington Village Drive
                             Dayton, Ohio 45458
                             Attn:  Senior Vice President of
                                    Finance

    If to the Trustee:       National City Bank, Dayton
                             Trust Department
                             6 North Main Street
                             Dayton, Ohio 45412-2380
                             Attn: Jack W. Sommer
                                   Vice President and Trust
                                     Officer

If to an Executive, to the address of such Executive as listed next to his name on Schedule A hereto.

    A notice shall he deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.

    14.6 TRUST BENEFICIARIES. Each Executive is an intended beneficiary under this Trust, and shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto.

    14.7 HEADINGS. The headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of its provisions.

    14.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which is an original; all counterparts constitute the same instrument, sufficiently evidenced by any one counterpart.

    IN WITNESS WHEREOF, the Company and the Trustee have caused this instrument to be executed this 7th day of July 1995.

                                       NORD RESOURCES CORPORATION


                                       By /s/ Terence H. Lang
                                         -------------------------------
                                         Terence H. Lang
                                         Senior Vice President Of
                                         Finance

                                       Attest /s/ Karl A. Frydry
                                             ---------------------------
                                             Karl A. Frydry
                                             Secretary

                                                      "Company"


                                            NATIONAL CITY BANK, DAYTON


                                            By /s/Jack W. Sommer
                                              ---------------------------
                                            Title  VICE PRESIDENT
                                                 ------------------------
                                                      "Trustee"

                          SCHEDULE  A  -  PAYMENT  SCHEDULE
                              NORD RESOURCES CORPORATION
                          TRUST AGREEMENT FOR KEY EXECUTIVES
                                     JULY 7, 1995
                          __________________________________

         1.     EXECUTIVES WHO ARE PARTIES TO RESTATED DEFERRED
                COMPENSATION AGREEMENTS ("EXECUTIVE AGREEMENTS"):


    NAME AND               ADDRESS FOR
   DATE OF BIRTH        NOTICES AND PAYMENTS           SOCIAL SECURITY NO.
   -------------        --------------------           -------------------

Edgar F. Cruft          2963 Grand Avenue                  ###-##-####
                        P.O. Box 509
                        Los Olivos, CA 93441

Terence  H. Lang        921 W. Spring Valley-              ###-##-####
                        Paintersville Road
                        Spring Valley, OH 45370

Richard L. Steinberger  2414 Lakeview Drive                ###-##-####
                        Santa Rosa, CA 95405


                   2. PAYMENT OBLIGATION OF COMPANY TO EACH EXECUTIVE WHO IS A PARTY TO A DEFERRED COMPENSATION AGREEMENT:

                        The Company has furnished to the Trustee true and accurate copies of the Executive Agreements with Messrs. Cruft, Lang, and Steinberger. Under the Executive Agreements, a monthly retirement benefit is payable in the event the Executive becomes disabled, retires or dies. The amount of the benefit is determined based on formulas contained in the Executive Agreements. Prior to the date upon which payment of benefits to an Executive commences, the Company shall furnish to the Trustee a Modified Payment Schedule setting forth the specific amount of the required payments and the period over which payments are to be made. In the event the Company fails to furnish such Modified Payment Schedule, the Trustee may act pursuant to Sections 4.3, 4.4 and 10.5. The Company represents and warrants that it will maintain accurate books and records with respect to the Company's payment obligations to Executives under the Executive Agreements and provide the Trustee with access to such books and records as may be necessary for the Trustee to carry out its responsibilities under the Trust, including the calculation of benefits payable to an Executive in the event that the Company fails to furnish a Modified Payment Schedule to the Trustee on a timely basis.

                   3. SET FORTH BELOW IS CERTAIN DATA RELEVANT TO DETERMINING THE PAYMENT OBLIGATION TO EACH EXECUTIVE UNDER THE EXECUTIVE AGREEMENTS:

                        The "Compensation" of each of the Executives as defined at Section 1.2 of the Executive Agreements (that is, "the cash amounts paid or accrued to the Executive by Nord for each year, including base salary and bonuses, but excluding deferred compensation") is set forth below for the year indicated:

CALENDAR
  YEAR                                CRUFT          LANG       STEINBERGER
- --------                            ---------      ---------    -----------

1980...........                     $114,500        $62,000       $101,500
1981...........                      142,625         77,000        101,500
1982...........                      142,625         77,000        101,500
1983...........                      142,625         84,500        126,375
1984...........                      199,300        117,750        176,500
1985...........                      252,000        152,000        227,000
1986...........                      307,000        185,000        277,000
1987...........                      307,000        185,000        277,000
1988...........                      342,000        207,000        277,000
1989...........                      375,000        235,000        298,000
1990...........                      375,000        235,000        298,000
1991...........                      375,000        235,000        298,000
1992...........                      375,000        235,000        298,000
1993...........                      375,000        235,000        322,000
1994...........                      397,500        249,100        350,000

        Mr. Cruft's spouse on May 10, 1989 was Geraldine Cruft whose social security number is ###-##-####.

        Mr. Lang's spouse on May 10, 1989 was Evelyn Lang whose social security number is ###-##-####.

         Mr. Steinberger's spouse on May 10, 1989 was Nancy
Steinberger whose social security number is ###-##-####.

        The undersigned Company hereby certifies the accuracy of the foregoing Schedule A this 7th day of July 1995.


                                        NORD RESOURCES CORPORATION


                                       By /s/Terence H. Lang
                                         ---------------------------

                                       Title SENIOR VICE PRESIDENT - FINANCE
                                            --------------------------------